THE ARISTOTLE CORPORATION

POWER OF ATTORNEY
            The undersigned, Donald T. Netter, an officer/and or director of THE ARISTOTLE CORPORATION (the "Company"), does hereby constitute and appoint, STEVEN B. LAPIN and H. WILLIAM SMITH, and each of them, the undersigned's true and lawful attorney and agent, to execute in the undersigned's name any and all reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company, and any amendments thereto, required to be filed by the undersigned; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable stock exchange, granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them may lawfully do or cause to be done by virtue hereof. Any one of said attorneys or agents shall have, and may exercise, all powers hereby conferred.
            This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.
Date:  June 18, 2003
/s/ Donald T. Netter